Exhibit 10.7


                 AMENDED AND RESTATED REVOLVING PROMISSORY NOTE

$1,576,250                                                          May 21, 1999
                                    Amended and Restated as of February 29, 2004

SuperStock, Inc.
7660 Centurion Parkway
Jacksonville, Florida 32256
(individually and collectively "Borrower")

Sellers, as listed on Annex A
(hereinafter referred to as the "Bank")

Borrower promises to pay to the order of Bank, allocated among the Sellers based upon the principal amounts set forth on Annex A attached hereto, in lawful money of the United Stated of America, at its office indicated above or wherever else Bank may specify, the sum of One Million Five Hundred Seventy-Six Thousand Two Hundred Fifty Dollars ($1,576,250), with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "Note").

INTEREST RATE DEFINITIONS.

[X] LIBOR MARKET INDEX. "LIBOR Market Index Rate," for any day, is the rate per annum (rounded to the next higher 1/100 of 1%) for 1 month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).

[_] PRIME RATE. The rate of Bank's Prime Rate plus ___% as that rate may change from time to time with changes to occur on the date Bank's Prime Rate changes ("Prime-Based Rate"). Bank's Prime Rate shall be that rate announced by Bank from time to time as its prime rate and is one of several interest rate bases used by Bank. Bank lends at rates both above and below Bank's Prime Rate, and Borrower acknowledges that Bank's Prime Rate is not represented or intended to be the lowers or most favorable rate of interest offered by Bank.

INTEREST RATE TO BE APPLIED. INTEREST RATE. From February 29, 2004 through and including April 30, 2005 (the "Maturity Date") interest shall be paid monthly no later than the tenth (10th) day of the following month on the unpaid principal balance at the LIBOR Market Index Rate plus one hundred ninety (190) basis points during the first ninety (90) days the Note is outstanding from February 29, 2004 and increasing by two hundred (200) basis points for every ninety (90) days thereafter that the Note is outstanding. The principal on the Note shall be immediately due and payable upon the earliest to occur of (a) the Maturity Date,
(b) the sale by SSI of the land and building located at 7660 Centurion Parkway, Jacksonville, Florida, or (c) to the extent of fifty percent (50%) of additional capital, whether in the form of debt or equity, raised by a21, Inc. (which capital is unrelated to a21, Inc.'s acquisition of SSI) by April 15, 2005.

DEFAULT RATE. In addition to all other rights contained in this Note, if a Default (defined herein) occurs and as long as a Default continues, all outstanding Obligations in Bank's discretion shall bear interest at the interest rate then in effect hereunder plus 5% ("Default Rate"). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full, except as otherwise required by law. If a Default occurs as a result of a failure to pay on the Maturity Date, for as long as the default continues the interest rate will be the interest rate as of the Maturity Date plus, but not double counting, the 5% provided above.

INTEREST COMPUTATION. (ACTUAL/360). Interest shall be computed on the basis of a 360-day year for the actual number of days in the interest period ("Actual/360 Computation"). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal interest rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period. Application of the Actual/360 Computation produces an annualized effective interest rate exceeding that of the nominal rate.

RECISSION OF PAYMENTS. If any payment received by Bank under this Note or the other Loan documents is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all Persons liable under this Note or the other Loan Documents as through such payment had not been made.

LOAN AGREEMENT; LOAN DOCUMENTS; OBLIGATIONS. This Note is subject to the terms and conditions of that certain Amended and Restated Credit and Security Agreement between Bank and Borrower dated as of February 29, 2004, as the same may be modified and amended from time to time (the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have such meaning as assigned to them in the Loan Agreement. The term "Obligations" used in this Note refers to any and all indebtedness and other obligations under this Note, all other obligations as defined in the respective Loan Documents, and all obligations under any swap agreements as defined in 11 U.S.C. (ss.)101 between Bank and Borrower whenever executed.

LATE CHARGE. If any payments are not timely made, Borrower shall also pay to Bank a late charge equal to 5% of each payment past due for 10 or more days. The Borrower acknowledges that the late charge imposed herein represents a reasonable estimate of the expenses of Bank incurred because of such lateness.

Acceptance by Bank of any late payment without an accompanying late charge shall not be deemed a waiver of Bank's right to collect such late charge or to collect a late charge for any subsequent late payment received.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suite, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

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

USURY. Regardless of any other provision of this Note or other Loan Documents, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of Interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

EVENTS OF DEFAULT. An "Event of Default" shall exist if any one or more of the following events shall occur (individually, an "Event of Default," and collectively, "Events of Default": NONPAYMENT; NONPERFORMANCE. The failure of timely payment or performance of the Obligations under this Note. EVENT OF DEFAULT UNDER OTHER LOAN DOCUMENTS. The occurrence of any Event of Default under any of the other Loan Documents.

REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default, Bank may at any time thereafter, take the following actions: BANK LIEN AND SET-OFF. Exercise its right of set-off or to foreclose its security interest or lien against any deposit account of any nature or maturity of Borrower with Bank without notice. ACCELERATION UPON DEFAULT. Accelerate the maturity of this Note and all other Obligations, and all of the Obligations shall be immediately due and payable. CUMULATIVE. Exercise any rights and remedies as provided under the Note and other Loan Documents, or as provided by law or equity.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Event of Default shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Each Borrower or any other Person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Bank may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to any Borrower or any Person liable under this Note or other Loan Documents, all without notice to or consent of any Borrower or any Person who may be liable under this Note or other Loan Documents and without affecting the liability of Borrower or any Person who may be liable under this Note or other Loan Documents.

MISCELLANEOUS PROVISIONS. Assignment. This Note and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Note and other Loan Documents are freely assignable, in whole or in part, by Bank. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower from the Obligations. APPLICABLE LAW; CONFLICT BETWEEN DOCUMENTS. This Note

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

and other Loan Documents shall be governed by and construed under the laws of the state of Florida without regard to that state's conflict of laws principles. If the terms of this Note should conflict with the terms of the Loan Documents, the terms of this Note shall control. SEVERABILITY. If any provision of this Note or of the other Loan documents shall be prohibited or invalid under the applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such documents. PLURAL; CAPTIONS. All reference in the Loan Documents to Borrower, Guarantor, Person, document or other nouns of reference mean both the singular and plural form, as the case may be. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. BINDING CONTRACT. Borrower by execution of and Bank by acceptance of this Note agree that each party is bound to all terms and provisions of this Note. ENTIRETY. This Note and other Loan Documents delivered in connection herewith and therewith embody the entire agreement between the parties and supersede all prior agreements and understandings relating to the subject matter hereof and thereof. ADVANCES. Bank in its sole discretion may make other advances and readvances under this Note pursuant hereto. POSTING OF PAYMENTS. All payments received during normal banking hours after 2:00 p.m. local time at the office of Bank first shown above shall be deemed received at the opening of the next banking day. Unless otherwise permitted by Bank, any repayments of this Note, other than immediately available U.S. currency, will not be credited to the outstanding loan balance until Bank received collected funds. JOINT AND SEVERAL OBLIGATIONS. Each Borrower is jointly and severally obligated under this Note. FEES AND TAXES. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time, together with any interest and/or penalties relating thereto. BUSINESS PURPOSE. Borrower represents that the loan evidenced hereby is being obtained for business purposes. AGENTS. All rights and obligations existing under and by virtue of this Note shall be exercised only by William F. Beerman and James Ong, acting jointly and not severally, and the Sellers authorize such individuals to act hereunder.

ARBITRATION. Any disputes hereunder shall be resolved pursuant to the provisions for arbitration and dispute resolution set forth in the Loan Agreement.\

           [ The balance of this page is intentionally left blank. ]



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

IN WITNESS WHEREOF, Borrower, as of the day and year first written, has caused this Note to be executed under seal.

                                    SUPERSTOCK, INC.

                                    By:
                                          ------------------------------
                                    Its:
                                          ------------------------------
                                    Taxpayer Identification Number: 13-2750088

STATE OF
         ---------------------

COUNTY OF
          --------------------

The foregoing instrument was acknowledged before me this ____ day of February, 2004, by __________________ the______________of SuperStock, Inc., a Florida
corporation, who acknowledged that he/she executed the foregoing instrument in ___________ County, ___________________, on behalf of the corporation.


[Affix Notary Seal]
                                    ------------------------------------------

                                    ------------------------------------------
                                    [Print or type name]
                                    Commission No.
                                                   ---------------------------
                                    My Commission Expires:
                                                           -------------------

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

                                    ANNEX A




                                                                        $392,793
-----------------------------------------
James Ong
109 Lamplighter Island Court
Ponte Vedra Beach, FL  32082


                                                                        $155,704
-----------------------------------------
Susan Ong Chiang
12786 Fenwick Island Court West
Jacksonville, FL  32224


                                                                         $10,184
-----------------------------------------
Kai Y. Chiang
12786 Fenwick Island Court West
Jacksonville, FL  32224


                                                                        $155,704
-----------------------------------------
Richard Ong
7805 Deerwood Point Court
Jacksonville, FL  32256


                                                                        $861,865
-----------------------------------------
William F. Beerman, individually and as
Trustee of the William F. Beerman Living Trust
31 Little Bay Harbor
Ponte Vedra Beach, FL  32082

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